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                                                                    EXHIBIT 10.7

                         2000 EMPLOYEE STOCK OPTION PLAN
                                       FOR
                            THE CONCOURS GROUP, INC.


         SECTION 1. PURPOSE. This 2000 Employee Stock Option Plan of The Concours Group, Inc. is intended as an incentive to attract and retain qualified and competent employees, consultants, advisors and directors for the Company and its Subsidiaries, upon whose efforts and judgment the success of the Company is largely dependent, through the encouragement of stock ownership in the Company by such persons.

         SECTION 2. DEFINITIONS. As used herein, the following terms shall have the meaning indicated:

                  (a) "ACT" shall mean the Securities Exchange Act of 1934, as amended.

                  (b) "BOARD" shall mean the Board of Directors of the Company.

                  (c) "BUSINESS DAY" shall mean (i) if the Shares trade on a national exchange, any day that the national exchange on which the Shares trade is open or (ii) if the Shares do not trade on a national exchange, any day that commercial banks in the City of Houston are open.

                  (d) "COMMISSION" shall mean the Securities and Exchange Commission.

                  (e) "COMMITTEE" shall mean the Compensation Committee of the Board or other committee, if any, appointed by the Board pursuant to
         Section 13 hereof, and in the absence any appointment, the Board shall be the Committee.

                  (f) "COMMON STOCK" shall mean the Company's common stock, par value $.01 per share.

                  (g) "COMPANY" shall mean The Concours Group, Inc.

                  (h) "DATE OF GRANT" shall mean the date on which an Option is granted to an Eligible Person pursuant to Section 4 hereof.

                  (i) "DIRECTOR" shall mean a member of the Board.

                  (j) "ELIGIBLE PERSON(S)" shall mean those persons who are (i) under written contract (a "Consulting Contract") with the Company or a Subsidiary to provide consulting or advisory services to the Company or a Subsidiary (a "Consultant"), (ii) Employees or (iii) members of the Board of Directors of the Company or any Subsidiary.

                  (k) "EMPLOYEE(S)" shall mean those persons who are employees of the Company or who are employees of any Subsidiary.


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                  (l) "FAIR MARKET VALUE" of a share on a particular date shall be the closing price of the Common Stock, which shall be (i) if the Common Stock is listed or admitted for trading on any United States national securities exchange (which for purposes hereof shall include the NASDAQ National Market System), the last reported sale price of Common Stock on such exchange as reported in any newspaper of general circulation, (ii) if the Common Stock is quoted on NASDAQ (other than on the National Market System) or any similar system of automated dissemination of quotations of securities prices in common use, the mean between the closing high bid and low asked quotations for such day of the Common Stock on such system or (iii) if neither clause (i) nor
         (ii) is applicable, the Exercise Price, as set forth in Section 5 hereof, unless the Board determines, by any fair and reasonable means prescribed by the Board, a value other than the Exercise Price.

                  (m) "INCENTIVE STOCK OPTION" shall mean an option that is an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (n) "INTERNAL REVENUE CODE" or "CODE" shall mean the Internal Revenue Code of 1986, as it now exists or may be amended from time to time.

                  (o) "NONQUALIFIED STOCK OPTION" shall mean a stock option that is not an incentive stock option as defined in Section 422 of the Internal Revenue Code.

                  (p) "OPTION" (when capitalized) shall mean any option granted under this Plan.

                  (q) "OPTIONEE" shall mean a person to whom an Option is granted under this Plan or any successor to the rights of such person.

                  (r) "OUTSIDE DIRECTOR" shall mean a Director who qualifies as an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code and as a "non-employee director" under Rule 16b-3 promulgated under the Securities Exchange Act of 1934, effective August 15, 1996.

                  (s) "PLAN" shall mean this 2000 Employee Stock Option Plan for The Concours Group, Inc.

                  (t) "SHARE(S)" shall mean a share or shares of the Common
         Stock.

                  (u) "SUBSIDIARY" shall mean any corporation (other than the Company) in any unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.


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                  SECTION 3. SHARES AND OPTIONS.

                  (a) The Company may grant to Eligible Persons from time to time Options to purchase an aggregate of up to 1,000,000 Shares from Shares held in the Company's treasury or from authorized and unissued Shares. If any Option granted under the Plan shall terminate, expire, or be canceled or surrendered as to any Shares, new Options may thereafter be granted covering such Shares. An Option granted hereunder shall be either an Incentive Stock Option or a Nonqualified Stock Option as determined by the Committee at the Date of Grant of such Option and shall clearly state whether it is an Incentive Stock Option or a Nonqualified Stock Option. Incentive Stock Options may only be granted to persons who are Employees.

                  (b) Subject to Section 12, the aggregate Fair Market Value (determined at the Date of Grant of the Option) of the Shares with respect to which any Incentive Stock Option is exercisable for the first time by an Optionee during any calendar year under the Plan and all such plans of the Company and any parent and subsidiary of the Company (as defined in Section 424 of the Code) shall not exceed $100,000.

                  (c) Subject to the provisions of the Plan, the Committee may grant Options to such Eligible Persons as the Committee in its sole discretion determines are eligible to receive such grants in accordance with Section 4 below. Notwithstanding any provision herein to the contrary, there shall be no grant of Options in excess of 100,000 Shares to any one individual in any one year.

                  SECTION 4. CONDITIONS FOR GRANT OF OPTIONS.

                  (a) Each Option shall be evidenced by an option agreement that may contain any term deemed necessary or desirable by the Committee, provided such terms are not inconsistent with this Plan or any applicable law. Optionees shall be those persons selected by the Committee from Eligible Persons. Any person who files with the Committee, in a form satisfactory to the Committee, a written waiver of eligibility to receive any Option under this Plan shall not be eligible to receive any Option under this Plan for the duration of such waiver.

                  (b) In granting Options, the Committee shall take into consideration the contribution the person has made or may make to the success of the Company or its Subsidiaries and such other factors as the Board shall determine. The Committee shall also have the authority to consult with and receive recommendations from officers and other personnel of the Company and its Subsidiaries with regard to these matters. The Committee may from time to time in granting Options under the Plan prescribe such other terms and conditions concerning such Options as it deems appropriate, including, without limitation, relating an Option to achievement of specific goals established by the Committee or the continued employment of the Optionee for a specified period of time, provided that such terms and conditions are not more favorable to an Optionee than those expressly permitted herein.


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                  (c) The Committee in its sole discretion shall determine in each case whether periods of military or government service shall constitute a continuation of employment for the purposes of this Plan or any Option.

                  (d) The Committee in its sole discretion may delegate to the Chief Executive Officer of the Company any or all of its powers under this Plan with regard to the granting and administration of Options to Eligible Persons not subject to reporting under Section 16 of the Exchange Act.

                  SECTION 5. EXERCISE PRICE. The Exercise Price per Share shall be determined by the Compensation Committee at the time of grant. Notwithstanding anything contained herein to the contrary but subject to Section 11 below, the Exercise Price of any Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value per Share on the Date of Grant.

                  SECTION 6. EXERCISE OF OPTIONS.

                  (a) An Option shall be exercisable in installments as follows; provided, however, no Option shall be exercisable prior to the first anniversary date of the Date of Grant (hereinafter, "Anniversary Date"). An Option may be exercised as to twenty-five percent (25%) of the Shares covered by the Option beginning on the first Anniversary Date; thereafter, an additional twenty-five percent (25%) of the Shares subject to the Option shall be exercisable as of the Anniversary Date in each of the following three years except as otherwise provided in
         Section 7 below. The Committee may in its sole discretion accelerate or postpone the date on which any Option may be exercised. In no event shall an Option be exercisable after the expiration of ten (10) years from the Date of Grant.

                  (b) An Option shall be deemed exercised when (i) the Company has received written notice of such exercise in accordance with the terms of the Option, (ii) full payment of the aggregate exercise price of the Shares as to which the Option is exercised has been made, and
         (iii) arrangements that are satisfactory to the Committee in its sole discretion have been made for the Optionee's payment to the Company of the amount, if any, that the Committee determines to be necessary for the Company or a Subsidiary to withhold in accordance with applicable federal or state income tax withholding requirements.

                  (c) Unless further limited by the Committee in any Option, the exercise price of any Shares purchased shall be paid by any of the following methods:

                      (i) In cash, by certified or cashier's check, by money
                  order, by personal check (if approved by the Committee) of an amount equal to the aggregate purchase price of the Shares to which the exercise relates;

                      (ii) If approved by the Committee in its sole discretion,
                  by delivery of Shares already owned by the Optionee, which Shares have an aggregate value of the Fair Market Value, as determined by the Committee in its sole discretion at the time


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                  of exercise, on the date received by the Company, together with any cash tendered therewith, equal to the purchase price of the Shares to which the exercise relates; or

                      (iii) If approved by the Committee in its sole discretion, by delivery to the Company of an exercise notice that requests the Company to issue to the Optionee the full number of Shares as to which the Option is then exercisable, less the number of Shares that have an aggregate Fair Market Value, as determined by the Committee in its sole discretion at the time of exercise, equal to the aggregate purchase price of the Shares to which such exercise relates. (This method of exercise allows the Optionee to use a portion of the Shares issuable at the time of exercise as payment for the Shares to which the Option relates and is often referred to as a "cashless exercise." For example, if the Optionee elects to exercise 1,000 Shares at an exercise price of $0.25 and the current Fair Market Value of the Shares on the date of exercise is $1.00, the Optionee can use 250 of the 1,000 Shares at $1.00 per Share to pay for the exercise of the entire Option (250 x $1.00 = $250.00) and receive only the remaining 750 Shares.)

                  SECTION 7. TERMINATION OF OPTION PERIOD.

                  (a) Unless otherwise provided in any Option or as determined by the Committee upon the occurrence of the stated event, the unexercised portion of an Option shall automatically and without notice terminate and become null and void at the time of the earliest to occur of the following, to the extent such Option was not exercisable at such time: (i) the death of the Optionee, (ii) the total and permanent "disability" (as defined in Section 22(e)(3) of the Code) of the Optionee, (iii) the date on which the Optionee ceases to be employed by the Company or a Subsidiary or ceases to be a Consultant to the Company or a Subsidiary, as the case may be, regardless of the reason therefor, or (iv) with respect to an Option held by a person who is a member of the Board of Directors of the Company or a Subsidiary but who is not also an Employee or Consultant (regardless of whether or not such person was an Employee or Consultant at the time of grant), the date on which the Optionee ceases to be a member of such Board of Directors.

                  (b) Unless otherwise provided in any Option or as determined by the Committee upon the occurrence of the stated event, the unexercised portion of an Option shall automatically and without notice terminate and become null and void ninety (90) days after the earliest to occur of the following, to the extent such Option was exercisable on the date of the following: (i) the death of the Optionee, (ii) the total and permanent "disability" (as defined in Section 22(e)(3) of the Code) of the Optionee, (iii) the date on which the Optionee ceases to be employed by the Company or a Subsidiary or ceases to be a Consultant to the Company or a Subsidiary, as the case may be, regardless of the reason therefor, or (iv) with respect to an Option held by a person who is a member of the Board of Directors of the Company or a Subsidiary but who is not also an Employee or Consultant (regardless of whether or not such person was an Employee or Consultant at the time of grant), the date on which the Optionee ceases to be a member of such Board of Directors. In no event, however, shall the ninety (90) day period described in this Section 7(b) extend beyond the exercise period stated on the Option.

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                  (c) In the event of the death of the Optionee, Options held by such Optionee may be exercised by the Optionee's legal representative(s), but only to the extent that such Options would otherwise have been exercisable by the Optionee.

                  (d) For purposes of the Plan, the transfer of an Employee's employment between the Company and any Subsidiary or between Subsidiaries shall not be deemed to be a termination of the Employee's employment.

                  (e) Notwithstanding any other provisions set forth herein, if the Optionee shall (i) commit any act of malfeasance or wrongdoing affecting the Company or any Subsidiary, (ii) breach any covenant not to compete, or employment contract, with the Company or any Subsidiary, or (iii) engage in conduct that would warrant the Optionee's discharge for cause (excluding general dissatisfaction with the performance of the Optionee's duties, but including any act of disloyalty or any conduct clearly tending to bring discredit upon the Company or any Subsidiary), any unexercised portion of Options held by the Optionee shall immediately terminate and be void.

                  SECTION 8. ADJUSTMENT OF SHARES.

                  (a) If at any time while the Plan is in effect or unexercised Options are outstanding, there shall be any increase or decrease in the number of issued and outstanding Shares through the declaration of a stock dividend or through any recapitalization resulting in a stock split-up, combination or exchange of Shares, then and in such event:

                      (i) appropriate adjustment shall be made in the maximum
                  number of Shares then subject to being optioned under the Plan, so that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned; and

                      (ii) appropriate adjustment shall be made in the number of
                  Shares and the exercise price per Share thereof then subject to outstanding Options, so that the same proportion of the Company's issued and outstanding Shares shall remain subject to purchase at the same aggregate exercise price.

                  (b) The Committee may change the terms of Options outstanding under this Plan, with respect to the exercise price or the number of Shares subject to the Options, or both, when, in the Committee's sole discretion, such adjustments become appropriate by reason of any corporate transaction.

                  (c) Except as otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to the number of Shares reserved for issuance under the Plan or the

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         number of or exercise price of Shares then subject to outstanding
         Options granted under the Plan.

                  (d) Without limiting the generality of the foregoing, the existence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issue by the Company of debt securities, or preferred or preference stock that would rank above the Shares subject to outstanding Options;
         (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         SECTION 9. TRANSFERABILITY OF OPTIONS. Each Incentive Stock Option shall provide that such Incentive Stock Option shall not be transferrable by the Optionee otherwise than by will or the laws of descent and distribution and that so long as an Optionee lives, only such Optionee or his guardian or legal representative shall have the right to exercise such Incentive Stock Option. The Committee, in its sole discretion, may provide in the agreement governing any Nonqualified Stock Option that such Nonqualified Stock Option shall be transferable and, if so, the extent to which such Nonqualified Stock Option is transferable.

         SECTION 10. ISSUANCE OF SHARES. No person shall be, or have any of the rights or privileges of, a shareholder of the Company with respect to any of the Shares subject to an Option unless and until certificates representing such Shares shall have been issued and delivered to such person. As a condition of any transfer of the certificate for Shares, the Committee may obtain such agreements or undertakings, if any, as it may deem necessary or advisable to assure compliance with any provision of the Plan, the agreement evidencing the Option or any law or regulation including, but not limited to, the following:

                  (a) A representation, warranty or agreement by the Optionee to the Company at the time any Option is exercised that he or she is acquiring the Shares to be issued to him or her for investment and not with a view to, or for sale in connection with, the distribution of any such Shares; and

                  (b) A representation, warranty or agreement to be bound by any legends that are, in the opinion of the Committee, necessary or appropriate to comply with the provisions of any securities laws deemed by the Board to be applicable to the issuance of the Shares and are endorsed upon the Share certificates.

         SECTION 11. OPTIONS FOR 10% SHAREHOLDER. Notwithstanding any other provisions of the Plan to the contrary, an Incentive Stock Option shall not be granted to any person owning directly (or indirectly through attribution under Section 424(d) of the Code) at the Date of Grant, stock possessing more than 10% of the total combined voting power of all classes of stock of the Company (or of its parent or subsidiary [as defined in Section 424 of the Internal Revenue Code] at the Date of Grant) unless the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of the Shares subject to such Incentive Stock Option on the Date of Grant, and the period


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during which the Incentive Stock Option may be exercised does not exceed five
(5) years from the Date of Grant.

         SECTION 12. NONQUALIFIED STOCK OPTIONS. Nonqualified Stock Options may be granted hereunder and shall be subject to all terms and provisions hereof except that each such Nonqualified Stock Option (i) must be clearly designated as a Nonqualified Stock Option; (ii) may be granted for Shares in excess of the limits contained in Section 3(b) of this Plan; and (iii) shall not be subject to
Section 11 of this Plan. If both Incentive Stock Options and Nonqualified Stock Options are granted to an Optionee, the right to exercise, to the full extent thereof, Options of either type shall not be contingent in whole or in part upon the exercise of, or failure to exercise, Options of the other type.

         SECTION 13. ADMINISTRATION OF THE PLAN.

                  (a) The Plan shall be administered by the Compensation Committee of the Board or other committee thereof as appointed by the Board (the "Committee"), consisting of not less than two (2) members, each of whom is an Outside Director.

                  (b) The Committee, from time to time, may adopt rules and regulations for carrying out the purposes of the Plan. The determinations and the interpretation and construction of any provision of the Plan by the Committee shall be final and conclusive.

                  (c) Subject to the express provisions of this Plan, the Committee shall have the authority, in its sole and absolute discretion
         (i) to adopt, amend, and rescind administrative and interpretive rules and regulations relating to this Plan or any Option; (ii) to construe the terms of this Plan or any Option; (iii) as provided in Section 8(a), upon certain events to make appropriate adjustments to the exercise price and number of Shares subject to this Plan and Option; and (iv) to make all other determinations and perform all other acts necessary or advisable for administering this Plan, including the delegation of such ministerial acts and responsibilities as the Committee deems appropriate. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or any Option in the manner and to the extent it shall deem expedient to carry it into effect, and it shall be the sole and final judge of such expediency. The Committee shall have full discretion to make all determinations on the matters referred to in this Section 13(c), and such determinations shall be final, binding and conclusive.

                  (d) The Committee is expressly authorized to make modifications to the Plan as necessary to effectuate the intent of the Plan as a result of any changes in the tax, accounting, or securities laws treatment of Participants and the Plan.

         SECTION 14. GOVERNMENT REGULATIONS. This Plan, Options and the obligations of the Company to sell and deliver Shares under any Options, shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or national securities exchanges as may be required.


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         SECTION 15. MISCELLANEOUS.

                  (a) The proceeds received by the Company from the sale of Shares pursuant to an Option shall be used for general corporate purposes.

                  (b) The grant of an Option shall be in addition to any other compensation paid to the Optionee or other stock option plans of the Company or other benefits with respect to the Optionee's position with or relationship to the Company or its Subsidiaries. The grant of an Option shall not confer upon the Optionee the right to continue as an Employee or Consultant, or interfere in any way with the rights of the Company to terminate his status as an Employee or Consultant.

                  (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to this Plan or any Option, and members of the Board and the Committee shall, in addition to all other rights of indemnification and reimbursement, be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage, liability or expense (including attorneys' fees, the costs of settling any suit, provided such settlement is approved by independent legal counsel selected by the Company, and amounts paid in satisfaction of a judgment, except a judgment based on a finding of bad faith) arising from such claim, loss, damage, liability or expense to the full extent permitted by law and under any directors' and officers' liability or similar insurance coverage that may from time to time be in effect.

                  (d) Any issuance or transfer of Shares to an Optionee, or to his legal representative, heir, legatee, distributee, or assign in accordance with the provisions of this Plan or the applicable Option, shall, to the extent thereof, be in full satisfaction of all claims of such persons under the Plan. The Committee may require any Optionee, legal representative, heir, legatee or distributee as a condition precedent to such payment or issuance or transfer of Shares, to execute a release and receipt for such payment or issuance or transfer of Shares in such form as it shall determine.

                  (e) Neither the Committee nor the Company guarantees Shares from loss or depreciation.

                  (f) All expenses incident to the administration, termination, or protection of this Plan or any Option, including, but not limited to, legal and accounting fees, shall be paid by the Company; provided, however, the Company may recover any and all damages, fees, expenses and costs arising out of any actions taken by the Company to enforce its rights under this Plan or any Option.

                  (g) Records of the Company shall be conclusive for all purposes under this Plan or any Option, unless determined by the Committee or the Board to be incorrect.

                  (h) The Company shall, upon request or as may be specifically required under this Plan or any Option, furnish or cause to be furnished all of the information or documentation

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         that is necessary or required by the Committee to perform its duties and functions under this Plan or any Option.

                  (i) The Company assumes no liability to any Optionee or his legal representatives, heirs, legatees or distributees for any act of, or failure to act on the part of, the Company, the Committee or the Board.

                  (j) Any action required of the Company or the Committee relating to this Plan or any Option shall be by resolution of the Company or Committee, respectively, or by a person authorized to act by resolution of the Company or Committee, respectively.

                  (k) If any provision of this Plan or any Option is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of this Plan or any Option, but such provision shall be fully severable, and the Plan or Option, as applicable, shall be construed and enforced as if the illegal or invalid provision had never been included in the Plan or Option, as applicable.

                  (l) Whenever any notice is required or permitted under this Plan, such notice must be in writing and personally delivered or sent by mail or delivery by a nationally recognized courier service. Any notice required or permitted to be delivered under an Option shall be deemed to be delivered on the date on which it is personally delivered, or, if mailed, whether actually received or not, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address that such person has previously specified by written notice delivered in accordance with this Section 15(l) or, if by courier, seventy-two (72) hours after it is sent, addressed as described in this Section 15(l). The Company or the Optionee may change, at any time and from time to time, by written notice to the other, the address that it or he had previously specified for receiving notices. Until changed in accordance with this Plan, the Company and the Optionee shall specify as its and his address for receiving notices the address set forth in the Option pertaining to the Shares to which such notice relates.

                  (m) Any person entitled to notice under this Plan may waive such notice.

                  (n) The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of this Plan's provisions.

                  (o) All questions arising with respect to the provisions of this Plan shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Shares under this Plan is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

                  (p) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of this Plan dictates, the plural shall be read as the singular and the singular as the plural.


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                  (q) The Company shall be entitled to recover from an Optionee reasonable attorneys' fees incurred in connection with the enforcement of the terms and provisions of the Plan and any agreement governing any Option, whether by an action to enforce specific performance, or an action for damages for its breach or otherwise.

         SECTION 16. AMENDMENT AND DISCONTINUATION OF THE PLAN. The Board may from time to time amend, suspend or terminate the Plan or any Option; provided, however, that no such amendment may alter any provision of the Plan or any Option without compliance with any applicable shareholder approval requirements promulgated under the Internal Revenue Code, if applicable, or by any stock exchange or market on which the Common Stock of the Company is listed for trading; and provided, further, that, except to the extent provided in Section 7, no amendment or suspension of the Plan or any Option issued hereunder shall, except as specifically permitted in any Option, substantially impair any Option previously granted to any Optionee without the consent of such Optionee.

         SECTION 17. EFFECTIVE DATE AND TERMINATION DATE. The effective date of the Plan is the date set forth below, on which the date the Board of the Company adopted this Plan. The Plan shall terminate on the tenth anniversary of the effective date.


                                       THE CONCOURS GROUP, INC.



                                       -----------------------------------------
                                       Ron Christman, President









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